Consulting Agreement

This CONSULTING AGREEMENT (the “Agreement”) is entered into as of the October 16, 2019, and effective as of November 1, 2016 (The “Effective Date”).

BETWEEN:	BRIACELL THERAPEUTICS INC and its international Affiliates, with a principal place of business located in Suite 300 – 235 West 15th Street, West Vancouver, British Columbia, V7T 2X1 Canada (hereinafter collectively referred to as “BRIA”)

AND:	NINETY SIX CAPITAL LTD with a principal place of business located at Azreil 108, Lev Hasharon, 4582500, Israel (hereinafter referred to as “CONSULTANT”)

WHEREAS, BRIA desires to engage CONSULTANT to serve as CHIEF FINANCIAL OFFICER, and

WHEREAS, CONSULTANT desires to render such services to BRIA;

NOW THEREFORE, in consideration of BRIA retaining CONSULTANT for the Services and other good and valuable consideration, the sufficiency of which is acknowledged by the parties, it is agreed as follows.

1 – SCOPE OF SERVICES

For the Term of this Agreement, CONSULTANT agrees to provide the services described in SCHEDULE 1, attached hereto and incorporated by reference in this Agreement (the “Services”), and in the manner described therein.

2 – DEFINITIONS

For the purposes of this Agreement, the following terms have the meanings set forth below:

2.1 “Affiliate(s)” means any Person that is directly or indirectly controlled by, or controls or is under common control with, another Person, provided that “control” shall mean ownership as to more than 50% of another Person or the power to direct decisions of another Person, including, without limitation, the power to direct management and policies of another Person, whether by reason of ownership, by contract or otherwise;

2.2 “Arising Intellectual Property” means all intellectual property, whether patentable or not, created, conceived or reduced to practice by CONSULTANT, either alone or in combination with others in carrying out the Services hereunder, including but not limited to, inventions, discoveries and/or improvements, patents, patent applications, trademarks, trade names, service marks, copyrights, creative works, derivative works, moral rights, trade secrets, proprietary information, rights to use, industrial designs, proprietary materials, including chemical and biological materials;

2.3 “Information” means any and all information, whether patentable or not, including but not limited to information relating to know-how, scientific information, chemical structures, devices, data, documents, methods, trade secrets, patent applications, technology, financial or business information and transactions already entered into or contemplated that has been disclosed or will be disclosed in the future by BRIA or its Affiliates to CONSULTANT orally, in writing, pictorially or electronically, and such Information generated by CONSULTANT in performing the Services hereof. For greater certainty, “Information” includes any and all Arising Intellectual Property;

2.4 “Person” means an individual, corporation, company, cooperative, partnership, organization or any similar entity;

2.5 “Third Party” means any person, legal, moral or physical, not bound by the terms of this Agreement.

3 – CONSIDERATION

3.1 In consideration of the performance of the Services by CONSULTANT, BRIA shall pay CONSULTANT, or its designee, the fees and expenses set forth in SCHEDULE 1 hereto.

3.2 The parties acknowledge and agree that the compensation set forth herein represents the fair market value of the services provided by CONSULTANT to BRIA negotiated in an arms-length transaction and has not been determined in a manner which takes into account the volume or value of any referrals or business otherwise generated between BRIA and CONSULTANT. The parties further agree that this Agreement does not involve the counseling or promotion of a business arrangement that violates state or federal law.

4 – TERM; TERMINATION

4.1 The term of this Agreement shall be for a period of ONE YEAR from the Effective Date, unless sooner terminated in accordance with the terms hereof. This Agreement may be extended upon the written agreement of the parties. CONSULTANT shall be deemed to have satisfied the obligations hereunder only upon the full completion of the Services described herein.

4.2 Either party may terminate this Agreement, if the other party shall default in the performance of any of its material obligations of this Agreement, upon thirty (15) calendar days prior written notice to the other, specifying the nature of the default, unless such other party shall cure that default within the fifteen (15) day notice period.

4.3 BRIA may terminate this Agreement in its entirety without cause, upon thirty (30) calendar days prior written notice to CONSULTANT.

4.4 CONSULTANT may terminate this Agreement in its entirety without cause, upon thirty (30) calendar days prior written notice to BRIA.

4.5 Effect of Termination. In the event of termination, CONSULTANT shall be entitled to payment for any work performed and accepted by BRIA and expenses irrevocably committed prior to the effective date of termination. BRIA shall be entitled to an appropriate refund for any amounts advanced to CONSULTANT for services not yet performed as of the effective date of termination.

5 – CONFIDENTIALITY; INTELLECTUAL PROPERTY

5.1 CONSULTANT shall use the Information only for the Purpose outlined herein and, except as otherwise provided for herein, CONSULTANT shall not, at any time (whether during this Agreement or after its termination) use, for CONSULTANT’s own benefit or purposes, disclose, publish or make available all or any portion of the Information to any other Third Party, without the prior written consent of BRIA.

The obligations of confidentiality, non-disclosure and non-use hereunder shall continue until the relevant Information falls within the exceptions provided for in Section 5.2 hereof. Notwithstanding the foregoing, CONSULTANT shall be entitled to disclose the Information to the extent required by applicable law or court order on the condition that CONSULTANT provides BRIA with written notice that the Information is required to be disclosed sufficiently in advance of the disclosure so as to provide BRIA with reasonable opportunity to seek to prevent the disclosure of or to obtain a protective order for the Information; and provided further that CONSULTANT makes any required disclosures in consultation with BRIA.

5.2 CONSULTANT shall not have any obligation hereunder with respect to any Information if such Information (i) is, at the time of disclosure or becomes after disclosure, general or public knowledge through no breach of the Agreement by CONSULTANT; (ii) was, at the time of disclosure by BRIA, already known by CONSULTANT, as established by written record; or (iii) is received by CONSULTANT from a Third Party having the right to disclose same and who is not bound by a confidentiality agreement in favor of BRIA or its Affiliates.

5.3 In the event CONSULTANT becomes aware or has knowledge of any unauthorized use or disclosure of Information under CONSULTANT’s control, CONSULTANT shall promptly notify BRIA of such unauthorized use or disclosure and, thereafter, shall take all reasonable steps to assist BRIA in attempting to minimize any potential or actual damages or losses resulting from such unauthorized use or disclosure.

5.4 Upon receipt of a written request from BRIA or upon termination of this Agreement, CONSULTANT shall promptly return to BRIA all Information, including all reproductions and copies thereof together with all internal material and documents generated by CONSULTANT containing Information or references thereto and CONSULTANT shall delete all such Information and references thereto stored electronically.

5.5 CONSULTANT agrees not to claim any rights, title or ownership in the Information nor in any Arising Intellectual Property, and that the rights, title and ownership in the Information and any Arising Intellectual Property shall, as between the parties, vest in BRIA and its Affiliates. CONSULTANT agrees to promptly disclose to BRIA any Arising Intellectual Property. CONSULTANT agrees to assign and hereby assigns to BRIA or its Affiliates, the sole and exclusive ownership therein, including but not limited to any copyright in any work product generated in the performance of the Services. CONSULTANT hereby waives the whole of CONSULTANT’s moral rights to any copyrights developed under this Agreement. CONSULTANT further agrees not to use any trademark of BRIA, or any other identifier for any advertising, promotion or any other purpose without the prior written consent of BRIA.

CONSULTANT shall fully cooperate in the preparation, filing, prosecution and maintenance of all patent rights of any Arising Intellectual Property. Such cooperation shall include, without limitation, execution of all papers and instruments appropriate so as to enable BRIA to prepare, file, prosecute and maintain such rights in any country.

6 – INDEPENDENT CONTRACTOR; CONFLICTS

6.1 CONSULTANT is an independent contractor and not an agent or employee of BRIA, and CONSULTANT shall make no representation as an agent or employee of BRIA. CONSULTANT shall have no authority to bind BRIA nor to incur any obligations on behalf of BRIA. CONSULTANT shall be responsible for payment of all taxes, duties, levies and other impositions of any kind that may become payable by reason of this Agreement.

6.2 CONSULTANT warrants that CONSULTANT is under no obligation to any Third Party that will in any way conflict with the performance of the Services. CONSULTANT shall not enter into any proposed consultancy that conflicts with or may conflict with the performance of the Services. The parties however recognize that CONSULTANT is not precluded from carrying out CONSULTANT’s business.

6.3 CONSULTANT will not subcontract any of the Services to be performed hereunder without the prior written consent of BRIA.

7 – REPRESENTATIONS AND WARRANTIES

7.1 CONSULTANT represents and warrants, in providing the Services, that CONSULTANT has the necessary facilities, equipment, and personnel with the requisite expertise, experience and skill to render the services and that it shall render the services in a timely, competent and efficient manner in accordance with the applicable professional standards currently recognized by such profession. CONSULTANT further warrants that the services provided hereunder will be performed in compliance with applicable local, state and federal laws and regulations, as well as with BRIA policies concerning the marketing and promotion of products. CONSULTANT further agrees to ensure that any worker placed on site at BRIA is authorized to work in the United States as required under the Immigration Reform and Control Act (IRCA) of 1986. CONSULTANT shall be bound for breach of these warranties by its employees or independent contractors.

7.2 CONSULTANT further represents and warrants that any computer program and related software developed or provided hereunder does not and will not infringe the patent, copyright or other proprietary rights of any third party.

7.3 CONSULTANT warrants that all deliverables provided by CONSULTANT shall be original and shall not infringe any copyright or violate any rights of any persons or entities whatsoever, except that CONSULTANT shall not be responsible for any claim arising solely from CONSULTANT’s adherence to BRIA’s written instructions or directions which do not involve items of CONSULTANT’s origin, design or selection.

7.4 CONSULTANT further represents and warrants that it shall submit reports required hereunder in a form and of a quality suitable to BRIA;

7.5 CONSULTANT further represents and warrants that it shall notify BRIA, in writing, before destroying any documentation generated under this Agreement. BRIA reserves the right to have such documentation shipped to BRIA at its expense.

8 - INDEMNIFICATION

8.1 CONSULTANT assumes all risks incidental to the performance of CONSULTANT’s obligations under this Agreement and shall, at all times, fully indemnify and hold BRIA and/or its Affiliates and their respective officers, directors, employees and agents harmless from and against any and all claims, damages, losses, costs and expenses (including, without limitation, legal and expert fees), which BRIA and/or its Affiliates may from time to time incur, suffer or be required to pay as a result of, arising out of, or in connection with (i) the breach, non-execution, faulty execution or misstatement by CONSULTANT of any of its obligations, covenants, representations or warranties contained in this Agreement, (ii) any negligent act or omission or willful misconduct of CONSULTANT, its employees or any individuals involved in the fulfillment of CONSULTANT’s obligations under this Agreement or (iii) injury to, or death of, persons or damage to real and tangible personal property which may be caused by CONSULTANT, its employees or any individual involved in any manner in the performance of the Services under this Agreement.

8.2 BRIA shall defend, indemnify, and hold harmless CONSULTANT for any and all damages, costs, expenses and other liabilities, including reasonable attorney’s fees and court costs, incurred in connection with any third-party claim, action or proceeding arising from CONSULTANT’s connection to the Services or BRIA’s product(s), provided however, that BRIA shall have no obligation hereunder with respect to any claim, action or proceeding to the extent shown by a court of competent jurisdiction to have arisen from the negligence or intentional misconduct on the part of CONSULTANT or breach by CONSULTANT of any of it’s obligations under this Agreement.

9 - INSURANCE

9.1 BRIA agrees to name CONSULTANT as an Officer and provide adequate liability coverage through existing Directors and Officers liability policies.

10 - COMPLIANCE

10.1 It is CONSULTANT’s policy to conduct activities in accordance with applicable state and federal laws and any applicable regulations

11 – DISPUTE RESOLUTION

The parties shall meet and confer in good faith to resolve any disputes, claims, questions, or disagreement arising out of this Agreement. Either party may initiate negotiations by providing written notice to the other party, setting forth the subject of the dispute and the relief requested. The recipient of such notice shall respond within five days with a written statement of its position on and recommended solution to the dispute. If the dispute is not resolved through this exchange of correspondence, then representatives of each party with full authority to settle the dispute will meet at a mutually agreeable time and place within ten (10) days of the initial notice in order to exchange relevant information and attempt to resolve the dispute. If the dispute is not resolved by these negotiations, the parties will consider and decide whether to submit the dispute to mediation, arbitration, or other forms of resolution.

12 – GENERAL PROVISIONS

12.1 The preamble and the Schedules attached hereto form an integral part of the Agreement.

12.2 Neither this Agreement nor any rights and obligations hereunder may be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding any provisions hereof, BRIA may assign this Agreement to one of its Affiliates or to any successor by law or by sale of substantially all of its assets provided that any such assignee assumes all obligations of its assignor under this agreement.

12.3 All notices required or permitted to be given hereunder shall be in writing and shall be delivered either by personal delivery, registered mail or by fax or other similar form of communication and addressed as follows:

a)	In the case of CONSULTANT, to: Gadi Levin Ninety Six Capital Ltd Harimon 108 Azriel 4582500 Israel
b)	In the case of BRIA, to: BRIACELL THERAPEUTICS INC. Attention: William Williams

12.4 Any notice, consent or other communication given as aforesaid shall be deemed to have been effectively given and received when delivered or if sent by fax or by electronic mail in “portable document format” (“.pdf”) on the business day next following receipt of such transmission and following receipt by the sender of such fax or electronic mail .pdf of a report indicating successful transmission, or on the date of its delivery, if delivered by registered mail, messenger or courier, provided that if such delivery date is not a business day then it shall be deemed to have been given and received on the business day next following the date of such delivery. An address may be modified by written notice given as aforesaid. In the event of interruption, for any reason, of one or more of the forms of transmissions listed above, the parties shall use a form, which is not so interrupted with the intent that the addressee receives timely notice of the communication.

12.5 Neither party will issue any press release or other public announcement relating to this Agreement or any activities involving the other party without the prior written consent of the other party, except where such announcements are required by law, regulation or court order, in which event the parties will use all reasonable efforts to consult each other and cooperate with respect to the wording of any such announcement. Nor shall the parties shall use the name of any other party for promotional purposes without the prior written consent of the party whose name is proposed to be used, nor shall either party disclose the existence or substance of this Agreement except as required by law.

12.6 Except as otherwise herein provided, neither party shall be liable or deemed in default for failure to perform any duty or obligation that such party may have under this Agreement where such failure has been occasioned by any act of God, fire, strike, inevitable accidents, war, or any other cause outside the reasonable control of that party and occurring without its fault or negligence.

12.7 This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the subject matter hereof.

12.8 Any termination of this Agreement shall not affect the rights and obligations of any party, which have accrued prior to the effective date of such termination.

12.9 This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12.10 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of the Agreement, and all of which, when taken together, shall be deemed to constitute one and the same Agreement. Signatures to this Agreement transmitted by fax, by electronic mail in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of the Agreement, shall have the same effect as physical delivery of the paper document bearing the original signature.

12.11 Each party hereby represents that its signatories are authorized to sign the present Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement, by their duly authorized representatives, as of the Effective Date.

BRIACELL THERAPEUTICS INC.		CONSULTANT

BY:	/s/ William V. Williams	BY:	/s/ Gadi Levin

Ninety Six Capital Ltd. Gadi Levin
Name

	2019 October 16		2019 October 16
Date		Date

Schedule 1

Services / Compensation

1. Services

During the Term, CONSULTANT hereby agrees to provide BRIA with the services (collectively the “Services) described below:

CONSULTANT shall offer services consistent with the role of a CHIEF FINANCIAL OFFICER of a publicly-traded biotechnology company. More specifically, the overall objectives to be met by CONSULTANT over the term of this agreement are: i) Manage all corporate accounting and bookkeeping activities; ii) Prepare and submit for filing all quarterly financial statements and other pertinent regulatory documents in order to keep the COMPANY in compliance with Canadian securities laws and regulations; iii) Provide guidance to management and board of directors with respect to financial and regulatory matters; and iv) Provide other services to the COMPANY as mutually agreed upon.

2. Compensation

In consideration of the Services performed by CONSULTANT under this Agreement, BRIA shall pay to CONSULTANT an amount equal to THREE THOUSAND FIVE HUNDRED Canadian Dollars ($3,500 CAD) per calendar month effective from the Effective Date and for the term of this Agreement, without the prior written consent of BRIA.

In addition, CONSULTANT shall be reimbursed for all reasonable, necessary, and prior approved out of pocket expenses incurred directly in connection with the Services.

Such fees are the only consideration payable by BRIA under this Agreement and are inclusive of any other cost relating to the performance of the Services.

CONSULTANT shall invoice BRIA for fees and expenses, if any. All invoices shall contain sufficient detail, supporting documentation, and fee and expense breakdown. No payments will be made without the receipt of a properly itemized invoice. BRIA will pay invoices within thirty (30) days of invoice date. To ensure timely payment, All CONSULTANT invoices must reference an BRIA Purchase Order Number, and should be sent to:

BRIACELL THERAPEUTICS INC

ATTN: Accounts Payable

# # # #